                                                                   Exhibit 10.78

                               PURCHASE AGREEMENT


     This Purchase Agreement (this "Agreement"), dated as of May 9, 2002, is by and among Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), the client accounts of Cohen & Steers, as set forth on Schedule A (each a "PURCHASER" and collectively the "PURCHASERS"), and Kramont Realty Trust (the "SELLER").

     WHEREAS, the PURCHASERS, desire to purchase from SELLER, and SELLER desires to issue and sell to PURCHASERS, in the aggregate 2,300,000 common shares of beneficial interest of SELLER, par value $0.01 per share (the "Shares"), with the number of Shares acquired by each PURCHASER set forth on Schedule A.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions hereof, the PURCHASERS hereby agree to purchase from SELLER, and SELLER agrees to issue and sell to PURCHASERS, the Shares at a price per share of $13.65 for an aggregate purchase amount of $31,395,000 (the "Purchase Price").

     2. Representations and Warranties of PURCHASER. Each PURCHASER represents and warrants that:

                 (a) Due Authorization. The PURCHASER is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by the PURCHASER and constitutes a legal, valid and binding agreement of the PURCHASER, enforceable against the PURCHASER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

                 (b) Prospectus and Prospectus Supplement. The PURCHASER has received a copy of SELLER's Prospectus dated April 3, 2002, and Prospectus Supplement dated May 9, 2002 (collectively, the "Prospectus").

     3. Representations and Warranties of SELLER. SELLER represents and warrants that:

                 (a) Due Authorization. This Agreement has been duly authorized, executed and delivered by SELLER and constitutes a legal, valid and binding agreement of SELLER, enforceable against SELLER in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
          (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

               (b) Organization and Authority. SELLER has been duly organized and is validly existing in good standing under the laws of Maryland, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus.

               (c) Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable and will be listed, subject to notice of issuance, on the New York Stock Exchange effective as of the Closing (as defined in Paragraph 5 of this Agreement).

               (d) Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of transactions contemplated herein do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the SELLER.

     4. Representation and Warranty of Cohen & Steers. Cohen & Steers hereby represents and warrants that:

               (a) It is an investment adviser duly registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

               (b) It has been duly authorized to act as investment adviser on behalf of each PURCHASER.

               (c) It has the power and authority to enter into and execute this Agreement on behalf of each PURCHASER.

               (d) This Agreement has been duly executed and delivered by Cohen & Steers and constitutes a legal, valid and binding agreement of Cohen & Steers, enforceable against Cohen & Steers in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

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     5. Conditions to Obligations of the Parties. As a condition to Closing, each of the representations and warranties of the parties hereto shall be true and correct in all respects.

     6. Closing. The transactions contemplated hereby shall be consummated on May 16, 2002 (such time and date of payment and delivery being herein called the "Closing"). At the Closing, settlement shall occur through Jeffries & Company, Inc., or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

     7. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

     9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                    KRAMONT REALTY TRUST



                    By:
                       ---------------------
                       Name:
                       Title:


               COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of itself and each PURCHASER set forth on Schedule A

                    By:
                       ---------------------
                       Name:
                       Title:

                                   SCHEDULE A

Name of Client                                      Number of Shares
--------------                                      ----------------
Fairfax County Uniformed Retirement System                4,000
North Shore-Long Island Jewish
Health System Cash Balance Plan                           2,900
New York State Teachers' Retirement System               61,000
Cohen & Steers Total Return Realty Fund, Inc.            36,600
Cohen & Steers Advantage Income Realty Fund, Inc.       800,000
Cohen & Steers Quality Income Realty Fund, Inc.       1,291,300
University of Mass. Foundation Inc.                       2,000
United Mine Workers of America 1974 Pension Trust        24,900
Babson College                                            3,700
Admiral Reinsurance Company                              73,600